Exhibit 99.1

Contact:	Omnicell, Inc.
Investor Relations	4220 North Freeway
Investor.Relations@omnicell.com	Fort Worth, TX 76137

Omnicell Announces First Quarter 2026 Financial Results
Omnicell delivers strong first quarter 2026 financial results
Raises full year 2026 non-GAAP EBITDA and non-GAAP EPS guidance
Customer engagement underway for Omnicell Titan XT and OmniSphere

FORT WORTH, Texas -- April 28, 2026 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” or the “Company”), a leading healthcare technology provider focused on empowering autonomous medication management, today reported financial results for the first quarter ended March 31, 2026.
First quarter results reflected strong execution across the business, supported by demand for Omnicell’s connected device portfolio and solid performance across the Company’s core points of care solutions. We believe that performance during the quarter underscores the durability of Omnicell’s model, supported by disciplined cost management which contributed to improved profitability.
“We delivered a strong start to 2026, driven by solid execution and sustained demand for our points of care solutions,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “As care environments continue to become more complex, we see that health systems are prioritizing reliability, efficiency, and standardization in medication workflows. During the quarter, we continued to advance solutions designed to support health systems as they manage increasingly complex medication workflows, optimize the medication supply chain, and improve operational efficiency while enhancing both the caregiver and patient experience.”
“At the same time, we advanced the next phase of our platform evolution,” Lipps added. “Following the introduction of Omnicell Titan XT at ASHP, customer engagement is underway as health systems begin incorporating the platform into longer-term capital planning cycles. OmniSphere continues to mature as our enterprise, system-wide, cloud-native platform, built to enable greater visibility, analytics, and workflow intelligence across medication management. We believe Omnicell Titan XT and OmniSphere represent a meaningful long-term opportunity and provide a strong foundation for enterprise-wide intelligence, workflow optimization, and durable growth as adoption scales over time.”
Financial Results
Total revenues for the first quarter of 2026 were $310 million, up $40 million, or 15%, from the first quarter of 2025. The year-over-year increase in total revenues was driven by strength in our connected devices offerings, as well as increases in technical services, SaaS and Expert Services, and consumables revenues.
Total GAAP net income for the first quarter of 2026 was $11 million, or $0.25 per diluted share. This compares to GAAP net loss of $7 million, or $0.15 per diluted share, for the first quarter of 2025.
Total non-GAAP net income for the first quarter of 2026 was $25 million, or $0.55 per diluted share. This compares to non-GAAP net income of $12 million, or $0.26 per diluted share, for the first quarter of 2025.
Total non-GAAP EBITDA for the first quarter of 2026 was $45 million. This compares to non-GAAP EBITDA of $24 million for the first quarter of 2025.

Balance Sheet
As of March 31, 2026, Omnicell’s balance sheet reflected cash and cash equivalents of $239 million, total debt (net of unamortized debt issuance costs) of $168 million, and total assets of $2.0 billion. Cash flows provided by operating activities in the first quarter of 2026 totaled $55 million. This compares to cash flows provided by operating activities totaling $26 million in the first quarter of 2025.
As of March 31, 2026, the Company had $350 million of availability under its revolving credit facility with no outstanding balance.
Corporate Highlights
•The Omnicell Titan XT Automated Dispensing System and OmniSphere were showcased at the American Organization for Nursing Leadership (AONL) 2026 Annual Meeting, where nursing leaders had the opportunity to explore this next generation technology and how it is expected to minimize the time nurses spend locating medications and enable safer medication administration.
•Omnicell connected with global pharmacy leaders at the 30th EAHP Congress, the annual gathering for the European Association of Hospital Pharmacists to showcase how intelligence-driven solutions are transforming medication and supply management.
•In March 2026, the Company launched the Omnicell Customer Community, a new virtual networking space that provides a forum for customers to collaborate, share insights, and gain peer-to-peer best practices.
2026 Guidance
The table below summarizes Omnicell’s second quarter and updated full year 2026 guidance. Given the strength of our first quarter 2026 profitability performance and ongoing focus on spend discipline, we are increasing our full year 2026 non-GAAP EBITDA and non-GAAP earnings per share guidance ranges.

	Q2 2026	2026
Product Bookings	Not provided	$510 million - $560 million
Annual Recurring Revenue	Not provided	$680 million - $700 million
Total Revenues	$307 million - $313 million	$1.215 billion - $1.255 billion
Product Revenues	$174 million - $177 million	$690 million - $710 million
Service Revenues	$133 million - $136 million	$525 million - $545 million
Technical Services Revenues	Not provided	$260 million - $270 million
SaaS and Expert Service Revenues	Not provided	$265 million - $275 million
Non-GAAP EBITDA	$37 million - $42 million	$153 million - $168 million
Non-GAAP Earnings Per Share	$0.40 - $0.48	$1.80 - $2.00
The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.
Omnicell Conference Call Information
Omnicell will hold a conference call today, Tuesday, April 28, 2026, at 8:30 a.m. ET to discuss first quarter 2026 financial results. The conference call can be monitored by dialing (800) 715-9871 in the U.S. or (646) 307-1963 in international locations. The Conference ID is 9381205. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at https://ir.omnicell.com/events-and-presentations/.

About Omnicell
Since 1992, Omnicell has been committed to delivering innovative, outcomes-centric pharmacy and nursing solutions for all settings of care. As an intelligent medication management technology company, Omnicell empowers autonomous medication management by unifying automation and AI-enabled intelligence, optimized by expert services, to drive clinical and business outcomes that are helping to improve efficiency and enhance patient safety for healthcare facilities worldwide. Learn more at omnicell.com.
From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).
OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries. This press release may also include the trademarks and service marks of other companies. Such trademarks and service marks are the marks of their respective owners.
Forward-Looking Statements
To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control.
Such statements include, but are not limited to, Omnicell’s projected product bookings, revenues, including product, service, technical services and SaaS and Expert Services revenues, annual recurring revenue, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and developing new or enhancing existing products and solutions and the related objectives and expected benefits (and any implied financial impact); the durability of Omnicell’s model; our ability to maintain disciplined cost management; our ability to deliver durable growth, and statements about Omnicell’s strategy, plans, objectives, promise and purpose, vision, goals, opportunities, and market or Company outlook.
Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (iii) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (iv) Omnicell’s ability to successfully achieve anticipated growth targets or market adoption, (v) delays in installations of our medication management solutions or our more complex medication packaging systems, (vi) delays, technical challenges and unexpected or greater than anticipated expenses associated with developing new products and services or failing to achieve technological or economic feasibility, obtain regulatory approval or gain market acceptance, (vii) the potential impact of periods of significant volatility due to geopolitical developments, (viii) the risk of increased credit, collection, and operational challenges from providing lease financing options to our customers, (ix) risks related to the incorporation of artificial intelligence technologies, including generative or agentic AI technologies, into our products, services and processes or our vendors offerings, (x) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xi) risks related to failing to maintain expected service levels when providing our SaaS and Expert Services or retaining our SaaS and Expert Services customers, (xii) Omnicell’s ability to meet the demands of, or maintain relationships with, GPOs and its institutional, retail, and specialty pharmacy customers, (xiii) the inability to secure or maintain access to existing and future specialty drugs or pharmacy provider networks for our specialty pharmacy customers, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses or technologies and successfully integrate such acquisitions, (xvi) Omnicell’s substantial debt, (xvii) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, and the costs of compliance with, and potential liability associated with, our actual or perceived failure to comply with such obligations, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity related to the same, (xviii) changes to the 340B Program, (xix) our international operations may subject us to additional risks, including from the impact of tariffs, (xx) covenants in our credit agreement could restrict our business and operations, (xxi) exposure to liquidity and counterparty risk as a result of financial institution and money market fund concentration, (xxii) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (xxiii)

catastrophic events, (xxiv) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xxv) Omnicell’s ability to protect its intellectual property, (xxvi) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxvii) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxviii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxix) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxx) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Readers are encouraged to review this press release in conjunction with our most recent Annual Report on Form 10-K and our other reports filed with or furnished to the SEC. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.
Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, product gross profit, service gross profit, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.
Our non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a) and b) below; non-GAAP operating expenses, non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), e), f), and g) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through g) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), c), d), e), f), and g) below:
a)Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.
b)Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
c)Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
d)Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of revolving credit facilities and convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.
e)Legal and regulatory expenses. We excluded from our non-GAAP results certain non-recurring legal and regulatory expenses, representing settlement amounts, related to certain claims of non-compliance with our government contracts that are outside of the ordinary course of our business. We believe that excluding these amounts provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
f)Management severance costs. We excluded from our non-GAAP results the severance expense of certain senior management associated with the restructuring of our senior leadership team. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
g)Executives transition costs. We excluded from our non-GAAP results the transition costs associated with the departure of a certain executive officer, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.
We believe that the presentation of non-GAAP product gross profit, non-GAAP product gross margin, non-GAAP service gross profit, non-GAAP service gross margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:
a)Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.
b)Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.
c)These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.
d)These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i)While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.
ii)We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. Additionally, in a period of net loss, GAAP diluted shares are further adjusted for certain shares whose effect would be dilutive in a period of net income. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.
Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:
a)Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.
b)Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.
c)A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.
A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Revenues:
Product revenues	$174,800	$145,168
Service revenues	135,080	124,500
Total revenues	309,880	269,668
Cost of revenues:
Cost of product revenues	95,518	85,585
Cost of service revenues	73,999	73,147
Total cost of revenues	169,517	158,732
Gross profit	140,363	110,936
Operating expenses:
Research and development	21,519	20,526
Selling, general, and administrative	101,990	102,029
Total operating expenses	123,509	122,555
Income (loss) from operations	16,854	(11,619)
Interest and other income (expense), net	51	2,089
Income (loss) before income taxes	16,905	(9,530)
Provision for (benefit from) income taxes	5,547	(2,507)
Net income (loss)	$11,358	$(7,023)
Net income (loss) per share:
Basic	$0.25	$(0.15)
Diluted	$0.25	$(0.15)
Weighted-average shares outstanding:
Basic	45,323	46,596
Diluted	45,943	46,596

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$239,221	$196,520
Accounts receivable and unbilled receivables, net	249,797	216,858
Inventories	99,204	100,905
Prepaid expenses	33,652	33,709
Other current assets	100,429	132,077
Total current assets	722,303	680,069
Property and equipment, net	121,500	120,111
Long-term investment in sales-type leases, net	58,207	60,742
Operating lease right-of-use assets	22,954	24,366
Goodwill	737,287	737,946
Intangible assets, net	165,431	170,105
Long-term deferred tax assets	54,064	58,337
Prepaid commissions	54,812	52,840
Other long-term assets	67,549	70,204
Total assets	$2,004,107	$1,974,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,343	$43,990
Accrued compensation	46,407	57,172
Accrued liabilities	166,410	203,586
Deferred revenues	211,889	171,861
Total current liabilities	483,049	476,609
Long-term deferred revenues	63,066	63,254
Long-term deferred tax liabilities	638	683
Long-term operating lease liabilities	22,659	24,794
Other long-term liabilities	10,165	9,970
Convertible senior notes, net	167,899	167,596
Total liabilities	747,476	742,906
Total stockholders’ equity	1,256,631	1,231,814
Total liabilities and stockholders’ equity	$2,004,107	$1,974,720

Omnicell, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025

Operating Activities
Net income (loss)	$11,358	$(7,023)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	18,572	19,995
Loss on disposal of assets	122	111
Share-based compensation expense	9,498	10,786
Deferred income taxes	4,228	(3,835)
Amortization of operating lease right-of-use assets	1,928	1,846
Amortization of debt issuance costs	497	735
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	(33,301)	5,545
Inventories	1,701	(2,483)
Prepaid expenses	57	(809)
Other current assets	(4,866)	(3,401)
Investment in sales-type leases	2,766	84
Prepaid commissions	(1,972)	(3,102)
Other long-term assets	1,297	1,650
Accounts payable	16,176	931
Accrued compensation	(10,765)	(14,230)
Accrued liabilities	(292)	1,380
Deferred revenues	40,275	20,184
Operating lease liabilities	(2,974)	(2,804)
Other long-term liabilities	195	364
Net cash provided by operating activities	54,500	25,924
Investing Activities
External-use software development costs	(3,432)	(4,567)
Purchases of property and equipment	(12,435)	(11,172)
Net cash used in investing activities	(15,867)	(15,739)
Financing Activities
Proceeds from issuances under stock-based compensation plans	7,762	8,266
Employees’ taxes paid related to restricted stock units	(2,603)	(2,391)
Change in customer funds, net	(2,768)	(1,837)
Net cash provided by financing activities	2,391	4,038
Effect of exchange rate changes on cash and cash equivalents	(1,091)	1,565
Net increase in cash, cash equivalents, and restricted cash	39,933	15,788
Cash, cash equivalents, and restricted cash at beginning of period	251,032	398,614
Cash, cash equivalents, and restricted cash at end of period	$290,965	$414,402
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$239,221	$386,826
Restricted cash included in other current assets	51,744	27,576
Cash, cash equivalents, and restricted cash at end of period	$290,965	$414,402

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP product gross profit to non-GAAP product gross profit:
GAAP product revenues	$174,800	$145,168
GAAP cost of product revenues	95,518	85,585
GAAP product gross profit	$79,282	$59,583
GAAP product gross margin	45.4%	41.0%
Share-based compensation expense	541	900
Amortization of acquired intangibles	333	349
Non-GAAP product gross profit	$80,156	$60,832
Non-GAAP product gross margin	45.9%	41.9%

Reconciliation of GAAP service gross profit to non-GAAP service gross profit:
GAAP service revenues	$135,080	$124,500
GAAP cost of service revenues	73,999	73,147
GAAP service gross profit	$61,081	$51,353
GAAP service gross margin	45.2%	41.2%
Share-based compensation expense	708	818
Amortization of acquired intangibles	309	658
Non-GAAP service gross profit	$62,098	$52,829
Non-GAAP service gross margin	46.0%	42.4%

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$140,363	$110,936
GAAP gross margin	45.3%	41.1%
Share-based compensation expense	1,249	1,718
Amortization of acquired intangibles	642	1,007
Non-GAAP gross profit	$142,254	$113,661
Non-GAAP gross margin	45.9%	42.1%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$123,509	$122,555
GAAP operating expenses % to total revenues	39.9%	45.4%
Share-based compensation expense	(8,249)	(9,068)
Amortization of acquired intangibles	(3,975)	(4,721)
Acquisition-related expenses	(182)	(182)
Legal and regulatory expenses	—	(2,700)
Management severance costs	—	(562)
Executives transition costs	—	(968)
Non-GAAP operating expenses	$111,103	$104,354
Non-GAAP operating expenses as a % of total revenues	35.9%	38.7%

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$16,854	$(11,619)
GAAP operating income (loss) % to total revenues	5.4%	(4.3)%
Share-based compensation expense	9,498	10,786
Amortization of acquired intangibles	4,617	5,728
Acquisition-related expenses	182	182
Legal and regulatory expenses	—	2,700
Management severance costs	—	562
Executives transition costs	—	968
Non-GAAP income from operations	$31,151	$9,307
Non-GAAP operating margin (non-GAAP operating income as a % of total revenues)	10.1%	3.5%

Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$11,358	$(7,023)
Share-based compensation expense	9,498	10,786
Amortization of acquired intangibles	4,617	5,728
Acquisition-related expenses	182	182
Legal and regulatory expenses	—	2,700
Management severance costs	—	562
Executives transition costs	—	968
Amortization of debt issuance costs	497	735
Tax effect of the adjustments above (a)	(1,112)	(2,284)
Non-GAAP net income	$25,040	$12,354

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	45,943	46,596
Shares - diluted non-GAAP	45,943	47,003

GAAP net income (loss) per share - diluted	$0.25	$(0.15)
Share-based compensation expense	0.21	0.23
Amortization of acquired intangibles	0.10	0.12
Acquisition-related expenses	0.00	0.00
Legal and regulatory expenses	—	0.06
Management severance costs	—	0.01
Executives transition costs	—	0.02
Amortization of debt issuance costs	0.01	0.02
Tax effect of the adjustments above (a)	(0.02)	(0.05)
Non-GAAP net income per share - diluted	$0.55	$0.26

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP net income (loss) to non-GAAP EBITDA (b):
GAAP net income (loss)	$11,358	$(7,023)
Share-based compensation expense	9,498	10,786
Interest (income) and expense, net	(1,000)	(2,805)
Depreciation and amortization expense	18,572	19,995
Acquisition-related expenses	182	182
Legal and regulatory expenses	—	2,700
Management severance costs	—	562
Executives transition costs	—	968
Amortization of debt issuance costs	497	735
Provision for (benefit from) income taxes	5,547	(2,507)
Non-GAAP EBITDA	$44,654	$23,593
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total revenues)	14.4%	8.7%
______________________________________________
(a)Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2026 and 2025.
(b)Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Reconciliation of GAAP net cash provided by operating activities to non-GAAP free cash flow:
GAAP net cash provided by operating activities	$54,500	$25,924
External-use software development costs	(3,432)	(4,567)
Purchases of property and equipment	(12,435)	(11,172)
Non-GAAP free cash flow	$38,633	$10,185